UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2004

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18200 Van Karman Avenue Suite 1000 Irvine, California	92612-1023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 585-4000

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On June 8, 2004, Epicor Software Corporation (the “Company”) issued a press release announcing that the final amount to be offered for each Scala ordinary share that is validly tendered (and not properly withdrawn) in connection with Epicor’s pending offer (the “Offer”) to acquire all of the outstanding ordinary shares of Scala Business Solutions N.V. will be 0.1795 shares of Epicor common stock (and accompanying preferred stock purchase rights) and $1.8230 in cash. This Current Report on Form 8-K is being filed to incorporate by reference the press release into Epicor’s Registration Statement on Form S-4 (Commission File No. 333-114475) relating to the Offer. Scala shareholders are encourage to read the press release filed on this Form 8-K in connection with the prospectus contained in the Form S-4 and the other documents incorporated by reference into the Form S-4.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit Number	Description
99.1	Press Release dated June 8, 2004, entitled “Epicor Announces Final Amount Offered in Exchange for Scala Ordinary Shares.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: June 9, 2004	By:	/s/ JOHN D. IRELAND
John D. Ireland
Vice President and General Counsel

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